UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 27, 2006
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32747 (Commission File Number)	86-0460233 (I.R.S. Employer Identification No.)

One BriarLake Plaza, Suite 2000 2000 West Sam Houston Parkway South Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The Board of Directors of Mariner Energy, Inc. (“Mariner”) approved, as of April 27, 2006, a discretionary performance bonus for services rendered in 2005 by, and a discretionary salary increase effective January 1, 2006 for, each of Mariner’s eight executive officers. Performance bonuses for 2005 and salaries for 2006 for Mariner’s chief executive officer and the four other most highly compensated executive officers reported in Mariner’s Form 10-K for the year ended December 31, 2005 are:

Name and Principal Position	2005 Bonus	2006 Salary (increase)
Scott D. Josey,	$1,200,000	$475,000 ($100,000)
Chairman of the Board, Chief Executive Officer and President

Dalton F. Polasek,	$580,000	$300,000 ($50,000)
Chief Operating Officer

Mike C. van den Bold,	$440,000	$240,000 ($40,000)
Senior Vice President and Chief Exploration Officer (1)

Rick G. Lester,	$300,000	$215,000 ($15,000)
Vice President, Chief Financial Officer and Treasurer

Teresa G. Bushman,	$300,000	$215,000 ($15,000)
Senior Vice President, General Counsel and Secretary (2)

(1)	Vice President and Chief Exploration Officer in 2005 and until promoted to indicated position as of April 27, 2006.

(2)	Vice President, General Counsel and Secretary in 2005 and until promoted to indicated position as of April 27, 2006.
     The determination of bonuses for 2005 resulted in the addition of an executive officer to Mariner’s four most highly compensated officers other than the chief executive officer in 2005. The officer, his compensation information for the past three years and increased salary for 2006 are:

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
					Restricted
Name and					Stock	Securities
Principal					Awards	Underlying	LTIP	All Other
Position	Year	Salary ($)		Bonuses($)	($)(3)	Options (#)	Payouts ($)	Compensation($)(4)
Judd A. Hansen,	2006	$225,000	(2)	$—	$—	—	$—	$—
Senior Vice	2005	187,500		325,000	—	—	—	15,983
President—	2004	180,000		185,000	2,221,926	48,000	184,000	15,059
Shelf and Offshore (1)	2003	156,023		250,000	—	—	—	191,189

(1)	Vice President—Shelf and Offshore in 2005 and until promoted to indicated position as of April 27, 2006.

(2)	For the period after March 1, 2006, payable 50% by each of Mariner and Mariner Energy Resources, Inc., a wholly-owned subsidiary of Mariner (“MERI”).

(3)	Dollar amount is calculated by multiplying the number of shares of common stock awarded (158,709) by $14, the trading price of Mariner’s common stock on the business day immediately preceding the date the award was granted. Grantees are entitled to vote, and accrue dividends on, the restricted stock prior to vesting; provided that any dividends that accrue on the restricted stock prior to vesting will only be paid to grantees to the extent the restricted stock vests. Except in specified circumstances, the restricted shares will be automatically forfeited in the event a grantee’s employment terminates prior to the vesting date of the awards. The restricted stock granted will vest, and restrictions will terminate, on the later of (i) the first anniversary of the grant date, which was March 11, 2005, and (ii) the occurrence of a “Public Sale Date”, as defined in Mariner’s Equity Participation Plan, as amended; but in no event later than the second anniversary of the date of grant. Notwithstanding this vesting schedule, the unvested shares of restricted stock will become fully vested upon death or disability of the employee, or if employment is terminated by Mariner for reasons other than for “cause,” or if the employee elects to terminate employment with “good reason,” or upon the occurrence of a “change of control,” as those terms are defined in the agreement governing the grant. In connection with the merger between Forest Energy Resources, Inc. and a subsidiary of Mariner on March 2, 2006, each of Mariner’s executive officers agreed, in exchange for a cash payment of $1,000, that his or her shares of restricted stock will not vest before the later of March 11, 2006 or ninety days after the effective date of the merger, which is May 31, 2006.

(4)	Amounts shown reflect insurance premiums paid by Mariner with respect to term life insurance for Mr. Hansen’s benefit, employer 401(k) contributions, and in 2003, consulting payments before employment and a retention payment. The amount for 2005 includes $7,000 of employer matching contributions made pursuant to Mariner’s 401(k) plan, $8,400 made pursuant to the profit sharing portion of the 401(k) plan, and $583 of insurance premiums under Mariner’s group term life insurance.
     The employment agreement between Mariner (and in addition with respect to Mr. Hansen, MERI) and each of Messrs. Josey, Polasek, van den Bold, Lester and Hansen, and Ms. Bushman provide that Mariner’s Board of Directors (and in addition with respect to Mr. Hansen, MERI’s Board of Directors) annually will review the executive’s base salary and consider whether the executive is eligible to receive a discretionary salary increase and a discretionary performance bonus, in each case based on market survey data, corporate performance, and the performance of the executive. Any increase in base salary is thereafter the executive’s base salary for purposes of the employment agreement. This summary of certain terms of these employment agreements is qualified in its entirety by reference to the employment agreements.

     Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Number	Description
†10.1	Amended and Restated Employment Agreement by and among Mariner Energy, Inc., Mariner Energy Resources, Inc. and Judd Hansen, dated March 2, 2006.

†	Management contract.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: May 2, 2006	By:	/s/ Rick G. Lester
Rick G. Lester,
Vice President and Chief Financial Officer

Exhibit Index

Number	Description
†10.1	Amended and Restated Employment Agreement by and among Mariner Energy, Inc., Mariner Energy Resources, Inc. and Judd Hansen, dated March 2, 2006.

†	Management contract.